Citi 2021 Global TMT West Virtual Conference January 2021 Exhibit 99.1

2 Safe Harbor Statement and Non-GAAP Financial Measures CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS This presentation contains certain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These statements are based on management’s current knowledge and estimates of factors affecting the Company and its operations. Statements in this presentation that are forward-looking include, but are not limited to, statements related to PEOPLE TV’s distribution and the Company’s anticipated 2021 fiscal year cash generation and liquidity. Forward-looking statements can be identified by words such as may, should, expects, provides, anticipates, assumes, can, will, meets, could, likely, intends, might, predicts, seeks, would, believes, estimates, plans, continues, guidance or outlook, or variations of these words or similar expressions. Actual results may differ materially from those currently anticipated. Factors that could adversely affect future results include, but are not limited to, market conditions, including the availability of debt capital and the terms upon which such debt can be secured, if at all; the impact of the COVID-19 pandemic on the Company, its customers and its suppliers; downturns in global, national and/or local economies; a softening of the domestic advertising market; world, national or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss or insolvency of one or more major clients or vendors; the integration of acquired businesses; changes in consumer reading, purchasing and/or television viewing patterns; increases in paper, postage, printing, syndicated programming or other costs; changes in television network affiliation agreements; technological developments affecting products or methods of distribution; changes in government regulations affecting the Company’s industries; increases in interest rates; the consequences of acquisitions and/or dispositions; the Company’s ability to comply with the terms of its debt financing; and the risk factors contained in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), which is available on the SEC’s website at www.sec.gov, and the Company’s other filings with the SEC. Such risk factors may be amplified by the COVID-19 pandemic and its potential impact on the Company’s business and the global economy. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. RATIONALE FOR USE AND ACCESS TO NON-GAAP RESULTS Management uses and presents GAAP and non-GAAP results to evaluate and communicate its performance. Non-GAAP measures should not be construed as alternatives to GAAP measures. Free cash flow, earnings from continuing operations before special items, operating profit before special items, adjusted EBITDA, adjusted EBITDA margin, and comparable results are common supplemental measures of performance used by investors and financial analysts. Management believes that free cash flow, earnings from continuing operations before special items, operating profit before special items, adjusted EBITDA, adjusted EBITDA margin, and comparable results provide additional analytical tools. Free cash flow is defined as net cash provided by operating activities less capital expenditures. This metric has been included as a measure of the Company’s liquidity and ability to fund its operations. Earnings from continuing operations before special items and operating profit before special items remove the impact of special items on earnings (loss) from continuing operations and operating profit (loss). Adjusted EBITDA is defined as earnings (loss) from continuing operations before interest expense, income taxes, depreciation, amortization, and special items. These special items have been removed as they have been deemed to be non- operational in nature. Comparable results remove the impact of portfolio changes in our magazine business to facilitate year-over-year comparisons. Management does not use adjusted EBITDA as a measure of liquidity or funds available for management’s discretionary use because it excludes certain contractual and nondiscretionary expenditures. Results before special items are supplemental non-GAAP financial measures. While these adjusted results are not a substitute for reported results under GAAP, management believes this information is useful as an aid to further understand Meredith’s current performance, performance trends and financial condition. Reconciliations of GAAP to non-GAAP measures are attached to this presentation and available at www.Meredith.com.

3 #1 Reach to Women. Local Market Leaders. TRUSTED BRANDS & SCALE AUDIENCES WHERE IT MATTERS MOST PHOENIX ATLANTA LAS VEGAS ST. LOUIS KANSAS CITY HEALTH + WELLNESS 102M Source: comScore Multi-Platform/MRI Fusion/Nielsen

4 Meredith: Improving and Evolving Net debt reduction is No. 1 priority 1 2 3 4 5 Fiscal 2021 off to an encouraging start Creating new monetization opportunities from powerful and trusted brands (i.e. Travel + Leisure partnership) Driving increased digital advertising and consumer revenues via unique new technology platform Optimizing legacy media businesses for profitability, cash flow

5 Fiscal 2021: Recovery, New Thinking & New Opportunities Continued strong consumer engagement across platforms National Media digital and Local Media political advertising delivering record results Magazine, TV non-political advertising recovering at expected pace Licensing, ecommerce revenues growing strongly PEOPLE TV distribution agreement with Sony Pictures National Media Group; New leaders to drive new growth initiatives

6 Digital and Consumer: Multiple Levers for Growth Historic Revenue Drivers Open Programmatic Newsstand Subscription Direct Digital Ad Sales Video Third Party eCommerce Lead Generation Consumer Affinity Marketing Licensing Content Commerce Membership Programs New Monetization Platform Drivers Newsstand Subscription Direct Digital Ad Sales Retransmission

7 Expanding Monetization Opportunities Innovative Partnerships Platform Expansions New Capabilities Product Launches PODCASTS DIGITAL VIDEO MEREDITH DATA STUDIO; INNOVATIVE TECHNOLOGY PLATFORM PEOPLE TV SEASON’S No. 1 NEW SHOWOPPORTUNITY TO MONETIZE >40 BRANDS

Optimizing Legacy Media Business for Profitability, Cash Flow

Legacy National Media brands taking market share

	Industry	Comp. Set
MDP CY19	30.8%	51.5%
SHARE GAIN	+2.6 points	+2.9 points
MDP CY20	36.3%	54.5%
SHARE GAIN	+5.5 points	+3.0 points

Election cycle illustrates political advertising value



~ $165
$103
$63
$44
FY15
FY17
FY19
FY21
Forecast

Continue to optimize organization for efficiency and growth

Source: MediaRadar. CY20 is YTD through October

$ in millions

meredith 8

9 Debt Reduction No. 1 Priority Long-term leverage goal remains 2.0x 1 2 3 Profitability improving due to recovering revenue and expense management Cash flow optimization showing solid progress driven by improvement in working capital and lower restructuring payments 4 Cost of debt reduced with attractive term structure and no maturities in the short-to-medium term

Debt reduction No. 1 priority, driven by optimization initiatives and improving cash flow Continue creating market leading content to grow audience & maximize significant consumer revenue opportunity Pursue ongoing innovation of digital and data capabilities, including prudent and targeted investment, across media platforms Continue to align organizational resources with future media consumption (e.g. digital, video) 10 2021 Priorities: De-lever, Build and Grow

Citi 2021 Global TMT West Virtual Conference January 2021